Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         I consent to the use in this Registration Statement on October 18, 2000 of Sword Comp-Soft Corp., of my report dated July 15, 2000, appearing on the Prospectus which is part of this Registration Statement.

         I also consent to the reference to me under the heading "Experts" in such Prospectus.

                                               By:  /s/ Mark Cohen
                                                    --------------
                                                     Mark Cohen C.P.A.


Hollywood, Florida
10/18/00